Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(30,451,350)
Realized Trading Gain (Loss) on Short-Term Investments	82
Unrealized Gain (Loss) on Market Value of Futures	16,880,440
Dividend Income	38,956
Interest Income	516,685
ETF Transaction Fees	8,000
Total Income (Loss)	$(13,007,187)

Expenses
General Partner Management Fees	$141,413
Professional Fees	79,562
Brokerage Commissions	93,784
Non-interested Directors' Fees and Expenses	3,330
Prepaid Insurance Expense	2,523
NYMEX License Fee	3,535
SEC & FINRA Registration Expense	11,290
Total Expenses	$335,437
Net Income (Loss)	$(13,342,624)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/19	$249,707,230
Additions (4,500,000 Shares)	88,576,547
Net Income (Loss)	(13,342,624)

Net Asset Value End of Month	$324,941,153
Net Asset Value Per Share (16,384,588 Shares)	$19.83

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596